Exhibit 99.2
Item 1A. Risk Factors
In the course of conducting our business operations, we are exposed to a variety of risks, some of which are inherent in the financial services industry and others of which are more specific to our own businesses. The following discussion addresses some of the key risks that could affect our businesses, operations, and financial condition. Other factors that could affect our financial condition and operations are discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward- Looking Statements.” However, other factors besides those discussed below or elsewhere in this report could also adversely affect our businesses, operations, and financial condition. Therefore, the risk factors below should not be considered a complete list of potential risks that we may face.
Our businesses and results of operations have been, and may continue to be, materially and adversely affected by the U.S. and international financial markets and economic conditions generally. Our businesses and results of operations are materially affected by the financial markets and general economic conditions in the U.S. and abroad, including factors such as the level and volatility of short-term and long-term interest rates, inflation, home prices, unemployment and under-employment levels, bankruptcies, household income, consumer spending, fluctuations in both debt and equity capital markets, liquidity of the global financial markets, the availability and cost of capital and credit, investor sentiment and confidence in the financial markets, and the strength of the U.S. economy and the non-U.S. economies in which we operate. The deterioration of any of these conditions can adversely affect our business and securities portfolios, our level of charge-offs and provision for credit losses, our capital levels and liquidity and our results of operations.
U.S. financial markets have improved from the severe financial crisis that dominated the domestic economy in the second half of 2008 and early 2009, but mortgage markets remain fragile. The financial crisis that gripped the European Union beginning in spring 2010 directly affected U.S. financial market behavior and the financial services industry. Any intensification of Europe’s financial crisis or the inability to address the sources of future financial turmoil in Europe may adversely affect the U.S. and international financial markets and the financial services industry. Such adverse effect may involve declines in liquidity, loss of investor confidence in the financial services industry, disruptions in credit markets, declines in the values of many asset classes, reductions in home prices and increased unemployment.
Although the U.S. economy has continued to recover throughout 2010 and growth of real Gross Domestic Product strengthened in the second half of 2010, the elevated levels of unemployment and household debt, along with continued stress in the consumer and commercial real estate markets, pose challenges for domestic economic performance and the financial services industry. Consumer spending, exports and business investment in equipment and software rose during 2010, and showed accelerated momentum in the second half of 2010, but labor markets and housing markets remain weak and pose risks. The sustained high unemployment rate and the lengthy duration of unemployment have directly impaired consumer finances and pose risks to the financial services sector. These factors may adversely affect credit quality and the general financial services sector.
These conditions, as well as any further challenges stemming from the continuing global economic recovery and recent financial reform initiatives, such as the Financial Reform Act, could have a material adverse effect on our businesses and results of operations in the future.
Liquidity Risk
Liquidity risk is the potential inability to meet our contractual and contingent financial obligations, on- or off-balance sheet, as they become due.
Adverse changes to Bank of America’s or our credit ratings from the major credit ratings agencies could have a material adverse effect on our liquidity, cash flows, competitive position, financial condition and results of operations by significantly limiting our access to the funding or capital markets, increasing our borrowing costs, or triggering additional collateral or funding requirements under certain bilateral provisions of our trading and collateralized financing contracts. Credit ratings and outlooks are opinions on our creditworthiness and that of our obligations or securities, including long-term debt, short-term borrowings and other securities. Our credit ratings affect the cost and availability of our funding. In addition, credit ratings may be important to customers or counterparties when we compete in certain markets and when we seek to engage in certain transactions, including over-the-counter (“OTC”) derivatives. Thus, it is our objective to maintain high-quality credit ratings. The major credit ratings agencies have indicated that the primary drivers of Merrill Lynch’s credit ratings are Bank of America’s credit ratings. Ratings agencies regularly evaluate Bank of America and us. Their ratings of our long-term and short-term debt and other securities may change from time to time and are based on a number of factors, including Bank of America’s and our financial strength and operations as well as factors not under our control, such as rating-agency-specific criteria or frameworks for our industry or certain security types, which are subject to revision from time to time, and conditions affecting the financial services industry generally.

There can be no assurance that we will maintain our current ratings. A reduction in certain of our credit ratings would likely have a material adverse effect on our liquidity, access to credit markets, the related cost of funds, our businesses and on certain trading revenues, particularly in those businesses where counterparty creditworthiness is critical. In connection with certain OTC derivatives contracts and other trading agreements, counterparties may require us to provide additional collateral or to terminate these contracts, agreements and collateral financing arrangements in the event of a credit ratings downgrade of Bank of America (and consequently ML & Co.). Termination of these contracts and agreements could cause us to sustain losses and impair our liquidity because we would be required to make significant cash payments or pledge securities as collateral. If Bank of America’s or Merrill Lynch’s commercial paper or short-term credit ratings (which currently have the following ratings: P-1 by Moody’s, A-1 by S&P and F1+ by Fitch) were downgraded by one or more levels, the potential loss of short-term funding sources such as repurchase agreement financing and the effect on our incremental cost of funds would be material.
During 2009 and 2010, the ratings agencies took numerous actions, many of which were negative, to adjust Bank of America’s and our credit ratings and the outlooks on those ratings. The ratings agencies have indicated that, as a systemically important financial institution, Bank of America’s credit ratings currently reflect their expectation that, if necessary, Bank of America would receive significant support from the U.S. Government. All three ratings agencies have indicated, however, that they will reevaluate and could reduce the uplift they include in Bank of America’s ratings for government support for reasons arising from financial services regulatory reform proposals. Any expectation that government support may be diminished or withheld in the future would likely have a negative impact on Bank of America’s (and consequently our) credit ratings. The timing of the agencies’ assessments of potential government support, as well as the impact on our credit ratings, is currently uncertain.
For a further discussion of our liquidity matters, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funding and Liquidity.”
Our liquidity, cash flows, financial condition and results of operations, and competitive position could be significantly adversely affected by the inability of ML & Co. or Bank of America to access capital markets or if there is an increase in our borrowing costs. Liquidity is essential to our business. We fund our assets primarily with a mix of secured and unsecured liabilities through a globally coordinated funding strategy with Bank of America. We have established intercompany lending and borrowing arrangements to facilitate centralized liquidity management. As a result, our liquidity risk is derived in large part from Bank of America’s liquidity risk. Bank of America’s and our liquidity could be significantly adversely affected by an inability to access the capital markets; illiquidity or volatility in the capital markets; unforeseen outflows of cash, including customer deposits, funding for commitments and contingencies; inability to sell assets on favorable terms; or negative perceptions about Bank of America’s and our short- or long-term business prospects, including changes in credit ratings. Several of these factors may arise due to circumstances that neither we nor Bank of America may be able to control, such as a general market disruption, negative views about the financial services industry generally, changes in the regulatory environment, actions by credit ratings agencies or an operational problem that affects third parties, us or Bank of America. For example, during the recent financial crisis, our ability to raise funding was at times adversely affected in the U.S. and international markets.
Our and Bank of America’s cost of obtaining funding is directly related to prevailing market interest rates and to credit spreads. Credit spreads are the amount in excess of the interest rate of U.S. Treasury securities, or other benchmark securities, of the same maturity that we or Bank of America need to pay to funding providers. Increases in interest rates and such credit spreads can significantly increase the cost of funding for us and Bank of America. Changes in credit spreads are market-driven, and may be influenced by market perceptions of the creditworthiness of us and Bank of America. Changes to interest rates and credit spreads occur continuously and may be unpredictable and highly volatile.
For additional information about our liquidity, including credit ratings and outlooks, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funding and Liquidity.”

Our dependence upon funds from our subsidiaries and our parent could adversely impact our liquidity. ML & Co. is a holding company that is a separate and distinct legal entity from its parent, Bank of America, and our broker-dealer and other subsidiaries. We evaluate and manage liquidity on a legal entity basis. Legal entity liquidity is an important consideration as there are legal and other limitations on our ability to utilize liquidity from one legal entity to satisfy the liquidity requirements of another, including ML & Co. For instance, ML & Co. depends on dividends, distributions and borrowings or other payments from its subsidiaries and may depend in large part on financing from Bank of America to fund payments on our obligations, including debt obligations. Bank of America may, in some instances, be unable to provide us with the funding we need to fund payments on our obligations. Many of our subsidiaries, including our broker-dealer subsidiaries, are subject to laws that restrict dividend payments to ML & Co. In addition, our broker-dealer subsidiaries are subject to restrictions on their ability to lend or transact with affiliates and to minimum regulatory capital requirements, as well as restrictions on their ability to use funds deposited with them in brokerage accounts to fund their businesses. Additional restrictions on related-party transactions, increased capital requirements and additional limitations on the use of funds on deposit in brokerage accounts, as well as lower earnings, can reduce the amount of funds available to meet the obligations of ML & Co. and even require ML & Co. to provide additional funding to such subsidiaries. Regulatory restrictions could impede access to funds we need to make payments on our obligations. In addition, our right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors.
Mortgage and Housing Market-Related Risk
We have been, and expect to continue to be, required to repurchase loans and/or reimburse whole loan buyers, the government-sponsored enterprises (“GSEs”) and monoline bond insurance companies (“monolines”) for losses due to claims related to representations and warranties made in connection with sales of residential mortgage-backed securities and other loans, and have received similar claims, and may receive additional claims, from private-label securitization investors. The resolution of these claims could have a material adverse effect on our cash flows, financial condition and results of operations. In prior years, Merrill Lynch and certain of its subsidiaries, including First Franklin Financial Corporation (“First Franklin”), sold pools of first-lien mortgage loans and home equity loans as private-label securitizations or in the form of whole loans. In certain cases, all or a portion of the private label securitizations were insured by monolines. In addition, Merrill Lynch and First Franklin securitized firstlien residential mortgage loans generally in the form of mortgage-backed securities guaranteed by the GSEs. In connection with these transactions, Merrill Lynch and certain of its subsidiaries made various representations and warranties. These representations and warranties, as governed by the agreements, related to, among other things, the ownership of the loan, the validity of the lien securing the loan, the absence of delinquent taxes or liens against the property securing the loan, the process used to select the loan for inclusion in a transaction, the loan’s compliance with any applicable loan criteria, including underwriting standards, and the loan’s compliance with applicable federal, state and local laws. Breaches of these representations and warranties may result in the requirement that we repurchase mortgage loans or otherwise make whole or provide other remedy to counterparties (collectively, repurchase claims).
We expect repurchase and similar requests going forward and the volume of repurchase requests from monolines, whole loan buyers and investors in private-label securitizations could increase in the future. It is reasonably possible that future losses may occur and our estimate is that the upper range of possible loss related to non-GSE sales could be $1 billion to $2 billion over existing accruals. This estimate does not represent a probable loss, is based on currently available information, significant judgment, and a number of assumptions that are subject to change. Future provisions and possible loss or range of possible loss may be impacted if actual results are different from our assumptions regarding economic conditions, home prices and other matters and may vary by counterparty. We expect that the resolution of the repurchase claims process with the non-GSE counterparties will likely be a protracted process, and we will vigorously contest any request for repurchase if we conclude that a valid basis for a repurchase claim does not exist.
The resolution of claims related to alleged breaches of these representations and warranties and repurchase claims could have a material adverse effect on our financial condition, cash flows and results of operations, and could exceed existing estimates and accruals. In addition, any accruals or estimates we have made are based on assumptions which are subject to change.
For additional information about our representations and warranties exposure, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Off-Balance Sheet Exposures — Representations and Warranties” and Note 14 to the Consolidated Financial Statements.

Continued, or increasing, declines in the domestic and international housing markets, including home prices, may adversely affect our asset classes and have a significant adverse effect on our financial condition and results of operations. Economic deterioration throughout 2009 and weakness in the economic recovery in 2010 were accompanied by continued stress in the U.S. and international housing markets, including declines in home prices. These declines in the housing market, with falling home prices and increasing foreclosures, have negatively impacted the credit performance of certain of our portfolios. Continued high unemployment rates in the U.S. have added another element to the financial challenges facing U.S. consumers and further compounded these stresses in the U.S. housing market as employment conditions may be compelling some consumers to delay new home purchases or miss payments on existing mortgages.
Conditions in the housing market have also resulted in significant write-downs of asset values in several asset classes, notably mortgage-backed securities and exposure to monolines. These conditions may negatively affect the value of real estate, which could negatively affect our exposure to representations and warranties. While there were continued indications throughout the past year that the U.S. economy is stabilizing, the performance of our overall portfolios may not significantly improve in the near future. A protracted continuation or worsening of these difficult housing market conditions would likely exacerbate the adverse effects outlined above and have a significant adverse effect on our financial condition and results of operations.
Credit Risk
Credit risk is the risk of loss arising from a borrower, obligor or counterparty default when a borrower, obligor or counterparty does not meet its obligations.
Increased credit risk, due to economic or market disruptions, insufficient credit loss reserves or concentration of credit risk, may necessitate increased provisions for credit losses and could have an adverse effect on our financial condition and results of operations. When we buy debt securities, loan money, commit to loan money or enter into a letter of credit or other contract with a counterparty, we incur credit risk, or the risk of losses if our borrowers or our counterparties fail to perform according to the terms of their agreements. A number of our products expose us to credit risk, including loans, derivatives, trading account assets and assets held-for-sale and unfunded lending commitments that include loan commitments, letters of credit and financial guarantees. The credit quality of our portfolios has a significant impact on our earnings.
Although credit quality generally continued to show improvement throughout 2010, global and national economic conditions continue to weigh on our credit portfolios. Economic or market disruptions are likely to increase our credit exposure to customers, obligors or other counterparties due to the increased risk that they may default on their obligations to us.
We estimate and establish an allowance for credit risks and credit losses inherent in our lending activities (including unfunded lending commitments), excluding those measured at fair value, through a charge to earnings. The amount of allowance is determined based on our evaluation of the potential credit losses included within our loan portfolio. The process for determining the amount of the allowance requires subjective and complex judgments. Our ability to assess future economic conditions or the creditworthiness of our customers, obligors or other counterparties is imperfect. We may underestimate the credit losses in our portfolios and suffer unexpected losses if the models and approaches we use to establish reserves and make judgments in extending credit to our borrowers and other counterparties become less predictive of future behaviors, valuations, assumptions or estimates. In such an event we may need to increase the size of our allowance in 2011, which would adversely affect our financial condition and results of operations.
In the ordinary course of our business, we also may be subject to a concentration of credit risk to a particular industry, country, counterparty, borrower or issuer. A deterioration in the financial condition or prospects of a particular industry or a failure or downgrade of, or default by, any particular entity or group of entities could have a material adverse impact on our businesses, and the processes by which we set limits and monitor the level of our credit exposure to individual entities, industries and countries may not function as we have anticipated. While our activities expose us to many different industries and counterparties, we routinely execute a high volume of transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment funds and insurers. This has resulted in significant credit concentration with respect to this industry.
In the ordinary course of business, we also enter into transactions with sovereign nations, U.S. states and U.S. municipalities. Unfavorable economic or political conditions, disruptions to capital markets, currency fluctuations, social instability and changes in government policies could impact the operating budgets or credit ratings of sovereign nations, U.S. states and U.S. municipalities and expose us to credit risk. The economic downturn has adversely affected certain of our portfolios and further exposed us to this concentration of risk.
For additional information about our credit risk and credit risk management policies and procedures, see “Quantitative and Qualitative Disclosures about Market Risk — Credit Risk Management.”

We could suffer losses as a result of the actions of or deterioration in the commercial soundness of our counterparties and other financial services institutions. Our ability to engage in routine trading and funding transactions could be adversely affected by the actions and commercial soundness of other market participants. We have exposure to many different industries and counterparties, and we routinely execute transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, mutual and hedge funds and other institutional clients. Financial services institutions and other counterparties are inter-related because of trading, funding, clearing or other relationships. As a result, defaults by, or even rumors or questions about, one or more financial services institutions, or the financial services industry generally, have led to market-wide liquidity problems and could lead to significant future liquidity problems, including losses or defaults by us or by other institutions. Many of these transactions expose us to credit risk in the event of default of a counterparty or client. In addition, our credit risk may be impacted when the collateral held by us cannot be realized or is liquidated at prices not sufficient to recover the full amount of the loan or derivatives exposure due us. Any such losses could materially and adversely affect our financial condition and results of operations.
Our derivatives businesses may expose us to unexpected risks and potential losses. We are party to a large number of derivatives transactions, including credit derivatives. Our derivatives businesses may expose us to unexpected market, credit and operational risks that could cause us to suffer unexpected losses and have an adverse effect on our financial condition and results of operations. Severe declines in asset values, unanticipated credit events or unforeseen circumstances that may cause previously uncorrelated factors to become correlated (and vice versa) may create losses resulting from risks not appropriately taken into account in the development, structuring or pricing of a derivative instrument.
Many derivative instruments are individually negotiated and non-standardized, which can make exiting, transferring or settling some positions difficult. Many derivatives require that we deliver to the counterparty the underlying security, loan or other obligation in order to receive payment. In a number of cases, we do not hold, and may not be able to obtain, the underlying security, loan or other obligation. This could cause us to forfeit the payments due to us under these contracts or result in settlement delays with the attendant credit and operational risk, as well as increased costs to us.
Derivatives contracts and other transactions entered into with third parties are not always confirmed by the counterparties or settled on a timely basis. While a transaction remains unconfirmed or during any delay in settlement, we are subject to heightened credit and operational risk and in the event of default may find it more difficult to enforce the contract. In addition, as new and more complex derivatives products have been created, covering a wider array of underlying credit and other instruments, disputes about the terms of the underlying contracts may arise, which could impair our ability to effectively manage our risk exposures from these products and subject us to increased costs.
For a further discussion of our derivatives exposure, see Note 6 to the Consolidated Financial Statements.
Market Risk
Market risk is the risk that values of assets and liabilities or revenues will be adversely affected by changes in market conditions such as market volatility. Market risk is inherent in the financial instruments associated with our operations and activities, including loans, deposits, securities, short-term borrowings, long-term debt, trading account assets and liabilities, and derivatives.
Our businesses and results of operations have been, and may continue to be, significantly adversely affected by changes in the levels of market volatility and by other financial or capital market conditions. Our businesses and results of operations may be adversely affected by market risk factors such as changes in interest and currency exchange rates, equity and futures prices, the implied volatility of interest rates, credit spreads and other economic and business factors. These market risks may adversely affect, for example, (i) the value of our on- and off-balance sheet securities, trading assets, and other financial instruments, (ii) the cost of debt capital and our access to credit markets, (iii) the value of assets under management, which could reduce our fee income relating to those assets, (iv) customer allocation of capital among investment alternatives, (v) the volume of client activity in our trading operations, and (vi) the general profitability and risk level of the transactions in which we engage. Any of these developments could have a significant adverse impact on our financial condition and results of operations.

We use various models and strategies to assess and control our market risk exposures but those are subject to inherent limitations. For example, our models, which rely on historical trends and assumptions, may not be sufficiently predictive of future results due to limited historical patterns, extreme or unanticipated market movements and illiquidity, especially during severe downturns or stress events. The models that we use to assess and control our market risk exposures also reflect assumptions about the degree of correlation or lack thereof among prices of various asset classes or other market indicators. In times of market stress or other unforeseen circumstances, such as the market conditions experienced in 2008 and 2009, previously uncorrelated indicators may become correlated, or previously correlated indicators may move in different directions. These types of market movements have at times limited the effectiveness of our hedging strategies and have caused us to incur significant losses, and they may do so in the future. These changes in correlation can be exacerbated where other market participants are using risk or trading models with assumptions or algorithms that are similar to ours. In these and other cases, it may be difficult to reduce our risk positions due to the activity of other market participants or widespread market dislocations, including circumstances where asset values are declining significantly or no market exists for certain assets. To the extent that we make investments directly in securities that do not have an established liquid trading market or are otherwise subject to restrictions on sale or hedging, we may not be able to reduce our positions and therefore reduce our risk associated with such positions.
For additional information about market risk and our market risk management policies and procedures, see “Quantitative and Qualitative Disclosures about Market Risk” in Part II, Item 7A of this Form 10-K.
Declines in the value of certain of our assets could have an adverse effect on our results of operations. We have a large portfolio of financial instruments that we measure at fair value, including among others certain corporate loans and loan commitments, loans held-for-sale, repurchase agreements and long-term deposits. We also have trading assets and liabilities, derivatives assets and liabilities, available-for-sale securities and certain other assets that are valued at fair value. We determine the fair values of these instruments based on the fair value hierarchy under applicable accounting guidance. The fair values of these financial instruments include adjustments for market liquidity, credit quality and other transaction-specific factors, where appropriate.
Gains or losses on these instruments can have a direct and significant impact on our results of operations, unless we have effectively “hedged” our exposures. Fair values may be impacted by declining values of the underlying assets or the prices at which observable market transactions occur and the continued availability of these transactions. The financial strength of counterparties, such as monolines, with whom we have economically hedged some of our exposure to these assets, also will affect the fair value of these assets. Sudden declines and significant volatility in the prices of assets may substantially curtail or eliminate the trading activity for these assets, which may make it very difficult to sell, hedge or value such assets. The inability to sell or effectively hedge assets reduces our ability to limit losses in such positions and the difficulty in valuing assets may increase our risk-weighted assets, which requires us to maintain additional capital and increases our funding costs.
Asset values also directly impact revenues in our asset management businesses. We receive asset-based management fees based on the value of our clients’ portfolios or investments in funds managed by us and, in some cases, we also receive incentive fees based on increases in the value of such investments. Declines in asset values can reduce the value of our clients’ portfolios or fund assets, which in turn can result in lower fees earned for managing such assets.
For additional information about fair value measurements, see Note 5 to the Consolidated Financial Statements.
Our commodities activities, particularly our physical commodities business, subject us to performance, environmental and other risks that may result in significant cost and liabilities. As part of our commodities business, we enter into exchange-traded contracts, financially settled OTC derivatives, contracts for physical delivery and contracts providing for the transportation, transmission and/or storage rights on or in vessels, barges, pipelines, transmission lines or storage facilities. Commodity, related storage, transportation or other contracts expose us to the risk that the price of the underlying commodity or the cost of storing or transporting commodities may rise or fall. In addition, contracts relating to physical ownership and/or delivery can expose us to numerous other risks, including performance and environmental risks. For example, our counterparties may not be able to pass changes in the price of commodities to their customers and therefore may not be able to meet their performance obligations. Our actions to mitigate the aforementioned risks may not prove adequate to address every contingency. In addition, insurance covering some of these risks may not be available, and the proceeds, if any, from insurance recovery may not be adequate to cover liabilities with respect to particular incidents. As a result, our financial condition and results of operations may be adversely affected by such events.

Regulatory and Legal Risk
Government measures to regulate the financial services industry, including the Financial Reform Act, either individually, in combination or in the aggregate, could require us to change certain of our business practices, impose significant additional costs on us, limit the products that we offer, limit our ability to pursue business opportunities in an efficient manner, require us to increase our capital, impact the value of assets that we hold, significantly reduce our revenues or otherwise materially and adversely affect our businesses, financial condition or results of operations. As a financial institution, we are heavily regulated at the state, federal and international levels. As a result of the financial crisis and related global economic downturn that began in 2007, we have faced and expect to continue to face increased public and legislative scrutiny as well as stricter and more comprehensive regulation of our financial services practices. These regulatory and legislative measures, either individually, in combination or in the aggregate, could require us to change certain of our business practices, impose significant additional costs on us, limit the products that we offer, limit our ability to pursue business opportunities in an efficient manner, require us to increase our capital, impact the value of assets that we hold, significantly reduce our revenues or otherwise materially and adversely affect our businesses, financial condition or results of operations.
In July 2010, the Financial Reform Act was signed into law. The Financial Reform Act, among other reforms, (i) limits banking organizations from engaging in proprietary trading and other investment activity regarding hedge funds and private equity funds; (ii) increases regulation of the OTC derivative markets; (iii) provides for heightened capital, liquidity, and prudential regulation and supervision over systemically important financial institutions; (iv) provides for resolution authority to establish a process to unwind large systemically important financial companies; and (v) requires securitizers to retain a portion of the risk that would otherwise be transferred into certain securitization transactions.
Many of these provisions have begun to be or will be phased in over the next several months or years and will be subject both to further rulemaking and the discretion of applicable regulatory bodies. The ultimate impact of the final rules on our businesses and results of operations will depend on regulatory interpretation and rulemaking, as well as the success of any of our actions to mitigate the negative earnings impact of certain provisions.
We anticipate that the final regulations associated with the Financial Reform Act will include limitations on certain activities, including limitations on the use of certain financial institutions’ own capital for proprietary trading and sponsorship or investment in hedge funds and private equity funds (the Volcker Rule). Regulations implementing the Volcker Rule are required to be in place by October 21, 2011, and the Volcker Rule becomes effective twelve months after such rules are final or on July 21, 2012, whichever is earlier. The Volcker Rule then gives certain financial institutions two years from the effective date (with opportunities for additional extensions) to bring activities and investments into conformance. In anticipation of the adoption of the final regulations, we have begun winding down our proprietary trading line of business. The ultimate impact of the Volcker Rule or the winding down of this business, and the time it will take to comply or complete, continues to remain uncertain. The final regulations issued may impose additional operational and compliance costs on us.
The Financial Reform Act includes measures to broaden the scope of derivative instruments subject to regulation by requiring clearing and exchange trading of certain derivatives, imposing new capital and margin requirements for certain market participants and imposing position limits on certain OTC derivatives. The Financial Reform Act grants the CFTC and the SEC substantial new authority and requires numerous rulemakings by these agencies. Generally, the CFTC and SEC have until July 16, 2011 to promulgate the rulemakings necessary to implement these regulations. The ultimate impact of these derivatives regulations, and the time it will take to comply, continues to remain uncertain. The final regulations will impose additional operational and compliance costs on us and may require us to restructure certain businesses and negatively impact our revenues and results of operations.
Although we cannot predict the full effect of the Financial Reform Act on our operations, it, as well as the future rules implementing its reforms, could result in a significant loss of revenue, impose additional costs on us, require us to increase our capital or otherwise materially adversely affect our businesses, financial condition or results of operations.
In addition, Congress and the Administration have signaled growing interest in reforming the U.S. corporate income tax. While the timing of consideration of such legislative reform is unclear, possible approaches include lowering the 35% corporate tax rate, modifying the taxation of income earned outside of the U.S. and limiting or eliminating various other deductions, tax credits and/or other tax preferences. It is not possible at this time to quantify either the one-time impact from remeasuring deferred tax assets and liabilities that might result upon enactment of tax reform or the ongoing impact reform might have on income tax expense, but it is possible either of these impacts could adversely affect our financial condition and results of operations.

Other countries have also proposed and, in some cases, adopted certain regulatory changes targeted at financial institutions or that otherwise affect us. For example, the European Union has adopted increased capital requirements and the U.K. has (i) increased liquidity requirements for local financial institutions, including regulated U.K. subsidiaries of non-U.K. bank holding companies and other financial institutions as well as branches of non-U.K. banks located in the U.K; (ii) adopted a Bank Tax Levy which will apply to the aggregate balance sheet of branches and subsidiaries of non-U.K. banks and banking groups operating in the U.K.; (iii) proposed the creation and production of recovery and resolution plans (commonly referred to as living wills) by U.K. regulated entities; and (iv) announced the expectation of corporate income tax rate reductions of one percent to be enacted during each of 2011, 2012 and 2013 that would favorably impact income tax expense on future earnings but which would result in adjustments to the carrying value of deferred tax assets and related one-time charges to income tax expense of nearly $400 million for each one percent reduction (however, it is possible that the full three percent rate reductions could be enacted in 2011, which would result in a 2011 charge of approximately $1.1 billion). We are also monitoring other international legislative proposals that could materially impact us, such as changes to income tax laws. Currently, in the U.K., net operating loss (“NOL”) carryforwards have an indefinite life. Were the U.K. taxing authorities to introduce limitations on the future utilization of NOLs and we were unable to document our continued ability to fully utilize our NOLs, we would be required to establish a valuation allowance by a charge to income tax expense. Depending upon the nature of the limitations, such a change could be material in the period of enactment.
We face substantial potential legal liability and significant regulatory action, which could have material adverse effects on our cash flows, financial condition and results of operations or cause significant reputational harm to us. We face significant legal risks in our businesses, and the volume of claims and amount of damages and penalties claimed in litigation and regulatory proceedings against us and other financial institutions remain high and are increasing. Increased litigation costs, substantial legal liability or significant regulatory action against us could have material adverse effects on our financial condition and results of operations or cause significant reputational harm to us, which in turn could adversely impact our business prospects. In addition, we continue to face increased litigation risk and regulatory scrutiny as a result of our acquisition by Bank of America. As a result of ongoing challenging economic conditions and the increased level of defaults over recent years, we have continued to experience increased litigation and other disputes with counterparties regarding relative rights and responsibilities. These litigation and regulatory matters and any related settlements could have a material adverse effect on our cash flows, financial condition and results of operations. They could also negatively impact our reputation. For a further discussion of litigation risks, see Note 14 to the Consolidated Financial Statements.
Changes in governmental fiscal and monetary policy could adversely affect our financial condition and results of operations. Our businesses and earnings are affected by domestic and international fiscal and monetary policy. For example, the Federal Reserve Board regulates the supply of money and credit in the U.S. and its policies determine in large part our cost of funds for lending, investing and capital raising activities and the return we earn on those loans and investments, both of which affect our net interest revenue. The actions of the Federal Reserve Board also can materially affect the value of financial instruments we hold, such as debt securities, and its policies also can affect our borrowers, potentially increasing the risk that they may fail to repay their loans. Our businesses and earnings are also affected by the fiscal or other policies that are adopted by various U.S. regulatory authorities, non-U.S. governments and international agencies. Changes in domestic and international fiscal and monetary policies are beyond our control and difficult to predict, but could have an adverse impact on our capital requirements and the costs of running our businesses, in turn adversely impacting our financial condition and results of operations.
Risk of the Competitive Environment in Which We Operate
We face significant and increasing competition in the financial services industry. We operate in a highly competitive environment. Over time, there has been substantial consolidation among companies in the financial services industry, and this trend accelerated in recent years as the credit crisis led to numerous mergers and asset acquisitions among industry participants and in certain cases reorganization, restructuring, or even bankruptcy. This trend has also hastened the globalization of the securities and financial services markets. We will continue to experience intensified competition as further consolidation in the financial services industry in connection with current market conditions may produce larger, better capitalized and more geographically diverse companies that are capable of offering a wider array of financial products and services at more competitive prices. To the extent we expand into new business areas and new geographic regions, we may face competitors with more experience and more established relationships with clients, regulators and industry participants in the relevant market, which could adversely affect our ability to compete. In addition, technological advances and the growth of e-commerce have made it possible for non-depository institutions to offer products and services that traditionally were banking products, and for financial institutions to compete with technology companies in providing electronic and internet-based financial solutions. Increased competition may negatively affect our results of operations by creating pressure to lower prices on our products and services and reducing market share.

Damage to our reputation could significantly harm our businesses, including our competitive position and business prospects. Our ability to attract and retain customers, clients and employees could be adversely affected to the extent our reputation is damaged. Significant harm to our reputation can arise from many sources, including indirectly as a result of actions by Bank of America or damage to its reputation, employee misconduct, litigation or regulatory outcomes, failing to deliver minimum standards of service and quality, compliance failures, unethical behavior, unintended disclosure of confidential information, and the activities of our clients, customers and counterparties. Actions by the financial services industry generally or by certain members or individuals in the industry also can significantly adversely affect our reputation.
Our actual or perceived failure to address various issues also could give rise to reputational risk that could cause significant harm to us and our business prospects, including failure to properly address operational risks. These issues include legal and regulatory requirements, privacy, properly maintaining customer and employee personal information, record keeping, protecting against money-laundering, sales and trading practices, ethical issues, and the proper identification of the legal, reputational, credit, liquidity and market risks inherent in our products.
We could suffer significant reputational harm if we fail to properly identify and manage potential conflicts of interest. Management of potential conflicts of interests has become increasingly complex as we expand our business activities through more numerous transactions, obligations and interests with and among our clients. The failure to adequately address, or the perceived failure to adequately address, conflicts of interest could affect the willingness of clients to deal with us, or give rise to litigation or enforcement actions, which could adversely affect our businesses.
We continue to face increased public and regulatory scrutiny resulting from the financial crisis, including our acquisition by Bank of America and the suitability of certain trading and investment businesses. Failure to appropriately address any of these issues could also give rise to additional regulatory restrictions, legal risks and reputational harm, which could, among other consequences, increase the size and number of litigation claims and damages asserted or subject us to enforcement actions, fines and penalties and cause us to incur related costs and expenses.
Our ability to attract and retain qualified employees is critical to the success of our businesses and failure to do so could adversely affect our business prospects, including our competitive position and results of operations. Our performance is heavily dependent on the talents and efforts of highly skilled individuals. Competition for qualified personnel within the financial services industry and from businesses outside the financial services industry has been, and is expected to continue to be, intense even during difficult economic times. Our competitors include non-U.S.-based institutions and institutions otherwise not subject to compensation and hiring regulations imposed on U.S. institutions and financial institutions in particular. The difficulty we face in competing for key personnel is exacerbated in emerging markets, where we are often competing for qualified employees with entities that may have a significantly greater presence or more extensive experience in the region.
In order to attract and retain qualified personnel, we must provide market-level compensation. As a subsidiary of Bank of America, we may be subject to limitations on compensation practices (which may or may not affect our competitors) by regulators in the U.S. or around the world. Any future limitations on executive compensation imposed by legislators and regulators could adversely affect our ability to attract and maintain qualified employees. Furthermore, a substantial portion of our annual bonus compensation paid to our senior employees has in recent years taken the form of long-term equity awards. The value of long-term equity awards to senior employees generally has been negatively affected by the significant decline in the market price of Bank of America Corporation common stock. If we are unable to continue to attract and retain qualified individuals, our business prospects, including our competitive position and results of operations, could be adversely affected.
If we materially fail to retain the advisors that we employ in our wealth and investment management business, particularly those with significant client relationships, such failure could result in a significant loss of clients or the withdrawal of significant client assets. Any such loss or withdrawal could adversely impact our wealth and investment management business activities and our results of operations, financial condition and cash flows.

Our inability to adapt our products and services to evolving industry standards and consumer preferences could harm our businesses. Our success depends, in part, on our ability to adapt our products and services to evolving industry standards. There is increasing pressure by competitors to provide products and services at lower prices. This can reduce our revenues from our fee-based products and services. In addition, the widespread adoption of new technologies, including internet services, could require us to incur substantial expenditures to modify or adapt our existing products and services. We might not be successful in developing or introducing new products and services, responding or adapting to changes in consumer spending and saving habits, achieving market acceptance of our products and services, or sufficiently developing and maintaining loyal customers.
Risks Related to Risk Management
Our risk management framework may not be effective in mitigating risk and reducing the potential for significant losses. Our risk management framework is designed to minimize risk and loss to us. We seek to identify, measure, monitor, report and control our exposure to the types of risk to which we are subject, including strategic, credit, market, liquidity, compliance, fiduciary, operational and reputational risks, among others. While we employ a broad and diversified set of risk monitoring and mitigation techniques, those techniques are inherently limited because they cannot anticipate the existence or future development of currently unanticipated or unknown risks. For example, recent economic conditions, heightened legislative and regulatory scrutiny of the financial services industry, among other developments, have resulted in the creation of a variety of previously unanticipated or unknown risks, highlighting the intrinsic limitations of our risk monitoring and mitigation techniques. As such, we may incur future losses due to the development of such previously unanticipated or unknown risks.
A failure in or breach of our operational or security systems or infrastructure, or those of third parties, could disrupt our businesses, result in the disclosure of confidential information or damage our reputation. Any such failure also could have a significant adverse effect on our reputation, cash flows, financial condition and results of operations. Our business is highly dependent on our ability to process and monitor, on a continuous basis, a large number of transactions, many of which are highly complex, across numerous and diverse markets in many currencies. The potential for operational risk exposure exists throughout our organization, including losses resulting from unauthorized trades by any employees. Integral to our performance is the continued efficacy of our internal processes, systems, relationships with third parties and the vast array of employees and key executives in our day-to-day and ongoing operations. Our financial, accounting, data processing or other operating systems and facilities may fail to operate properly or become disabled as a result of events that are wholly or partially beyond our control and adversely affect our ability to process these transactions or provide these services. We must continuously update these systems to support our operations and growth. This updating entails significant costs and creates risks associated with implementing new systems and integrating them with existing ones.
In addition, we also face the risk of operational failure, termination or capacity constraints of any of the clearing agents, exchanges, clearing houses or other financial intermediaries we use to facilitate our securities transactions. In recent years, there has been significant consolidation among clearing agents, exchanges and clearing houses, which has increased our exposure to operational failure, termination or capacity constraints of the particular financial intermediaries that we use and could affect our ability to find adequate and cost-effective alternatives in the event of any such failure, termination or constraint. Industry consolidation, whether among market participants or financial intermediaries, increases the risk of operational failure as disparate complex systems need to be integrated, often on an accelerated basis.
Furthermore, the interconnectivity of multiple financial institutions with central agents, exchanges and clearing houses, and the increased centrality of these entities under proposed and potential regulation, increases the risk that an operational failure at one institution or entity may cause an industry-wide operational failure that could adversely impact our own business operations. Any such failure, termination or constraint could adversely affect our ability to effect transactions, service our clients, manage our exposure to risk or expand our businesses and could have a significant adverse impact on our liquidity, financial condition and results of operations.
Our operations rely on the secure processing, storage and transmission of confidential and other information in our computer systems and networks. Although we take protective measures and endeavor to modify them as circumstances warrant, the security of our computer systems, software and networks may be vulnerable to breaches, unauthorized access, misuse, computer viruses or other malicious code and other events that could have a security impact. Additionally, breaches of security may occur through intentional or unintentional acts by those having authorized or unauthorized access to our or our clients’ or counterparties’ confidential or other information. If one or more of such events occur, this potentially could jeopardize our or our clients’ or counterparties’ confidential and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our, our clients’, our counterparties’ or third parties’ operations, which could result in significant losses or reputational damage to us. We may be required to expend significant additional resources to modify our protective measures or to investigate and remediate vulnerabilities or other exposures arising from operational and security risks, and we may be subject to litigation and financial losses that are either not insured against or not fully covered through any insurance maintained by us.

We routinely transmit and receive personal, confidential and proprietary information by email and other electronic means. We have discussed and worked with clients, vendors, service providers, counterparties and other third parties to develop secure transmission capabilities, but we do not have, and may be unable to put in place, secure capabilities with all of our clients, vendors, service providers, counterparties and other third parties, and we may not be able to ensure that these third parties have appropriate controls in place to protect the confidentiality of the information. Any interception, misuse or mishandling of personal, confidential or proprietary information being sent to or received from a client, vendor, service provider, counterparty or other third party could result in legal liability, regulatory action and reputational harm for us and could have a significant adverse effect on our competitive position, financial condition and results of operations.
With regard to the physical infrastructure that supports our operations, we have taken measures to implement backup systems and other safeguards, but our ability to conduct business may be adversely affected by any disruption to that infrastructure. Such disruptions could involve electrical, communications, internet, transportation or other services used by us or third parties with whom we conduct business. These disruptions may occur as a result of events that affect only our facilities or those of our clients or other business partners but they could also be the result of events with a broader impact globally, regionally or in the cities where those facilities are located. The costs associated with such disruptions, including any loss of business, could have a significant adverse effect on our results of operations or financial condition.
Any of these operational and security risks could lead to significant and negative consequences, including reputational harm as well as loss of customers and business opportunities, which in turn could have a significant adverse effect on our businesses, cash flows, financial condition or results of operations.
Risk Related to Business Combination Transactions
Any failure to successfully integrate with Bank of America could adversely affect our business. We were acquired by Bank of America in 2009. The success of this acquisition faces numerous challenges, including the ability to realize the anticipated benefits and cost savings of combining the businesses of Merrill Lynch and Bank of America. It is possible that the continued integration process of our acquisition could result in disruption of our ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain sufficiently strong relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the acquisition. Integration efforts may also divert management attention and resources. These integration matters could have an adverse effect on us for an undetermined period. We will be subject to similar risks and difficulties in connection with any future acquisitions or decisions to downsize, sell or close units or otherwise change the business mix of Merrill Lynch.
Risk of Being an International Business
We are subject to numerous political, economic, market, reputational, operational, legal, regulatory and other risks in the non-U.S. jurisdictions in which we operate which could adversely impact our businesses. We do business throughout the world, including in developing regions of the world commonly known as emerging markets. Our businesses and revenues derived from non-U.S. jurisdictions are subject to risk of loss from currency fluctuations, social or judicial instability, changes in governmental policies or policies of central banks, expropriation, nationalization and/or confiscation of assets, price controls, capital controls, exchange controls, other restrictive actions, unfavorable political and diplomatic developments and changes in legislation. These risks are especially acute in emerging markets. As in the U.S., many non-U.S. jurisdictions in which we do business have been negatively impacted by recessionary conditions. While a number of these jurisdictions are showing signs of recovery, others continue to experience increasing levels of stress. In addition, the risk of default on sovereign debt in some non-U.S. jurisdictions is increasing and could expose us to substantial losses. Any such unfavorable conditions or developments could have an adverse impact on our businesses and results of operations.

Our non-U.S. businesses are also subject to extensive regulation by various non-U.S. regulators, including governments, securities exchanges, central banks and other regulatory bodies, in the jurisdictions in which those businesses operate. In many countries, the laws and regulations applicable to the financial services and securities industries are uncertain and evolving, and it may be difficult for us to determine the exact requirements of local laws in every market or manage our relationships with multiple regulators in various jurisdictions. Our inability to remain in compliance with local laws in a particular market and manage our relationships with regulators could have a significant and adverse effect not only on our businesses in that market but also on our reputation generally.
We also invest or trade in the securities of corporations and governments located in non-U.S. jurisdictions, including emerging markets. Revenues from the trading of non-U.S. securities may be subject to negative fluctuations as a result of the above factors. Furthermore, the impact of these fluctuations could be magnified because non-U.S. trading markets, particularly in emerging market countries, are generally smaller, less liquid and more volatile than U.S. trading markets.
We are subject to geopolitical risks, including acts or threats of terrorism, and actions taken by the U.S. or other governments in response and/or military conflicts, that could adversely affect business and economic conditions abroad as well as in the U.S.
Risk from Accounting Changes
Changes in accounting standards or inaccurate estimates or assumptions in the application of accounting policies could adversely affect our financial condition and results of operations. Our accounting policies and methods are fundamental to how we record and report our financial condition and results of operations. Some of these policies require use of estimates and assumptions that may affect the reported value of our assets or liabilities and results of operations and are critical because they require management to make difficult, subjective and complex judgments about matters that are inherently uncertain. If those assumptions, estimates or judgments were incorrectly made, we could be required to correct and restate prior period financial statements.
Accounting standard-setters and those who interpret the accounting standards (such as the Financial Accounting Standards Board, the SEC and our independent registered public accounting firm) may also amend or even reverse their previous interpretations or positions on how various standards should be applied. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply a new or revised standard retroactively, resulting in Merrill Lynch needing to revise and republish prior period financial statements. For a further discussion of some of our critical accounting policies and standards and recent accounting changes, see Note 1 to the Consolidated Financial Statements.
Risk of Being a Wholly-Owned Subsidiary
We are a direct wholly-owned subsidiary of Bank of America and therefore are subject to strategic decisions of Bank of America Corporation and affected by Bank of America’s performance. We are fundamentally affected by our relationship with Bank of America. As a direct wholly-owned subsidiary of Bank of America, we are subject to a wide range of possible strategic decisions that Bank of America may make from time to time. Those strategic decisions could include the level and types of financing and other support made available to us by Bank of America. In addition, circumstances and events affecting Bank of America can significantly affect us. For example, the primary drivers of our credit ratings are Bank of America’s credit ratings, and when rating agencies take actions regarding Bank of America’s credit ratings and outlooks, they generally take the same actions with respect to our ratings and outlooks. Also, we have several borrowing arrangements and a globally coordinated funding strategy with Bank of America. Significant changes in Bank of America’s strategy or its relationship with us could have a material adverse effect on our business. Material adverse changes in the performance of Bank of America or its other subsidiaries could have a material adverse effect on our results of operations, financial condition and liquidity. We are indirectly exposed, therefore, to many of the risks to which Bank of America is directly exposed. Bank of America has not assumed or guaranteed the long-term debt that was issued or guaranteed by ML & Co. or its subsidiaries prior to the acquisition of Merrill Lynch by Bank of America.
As a wholly-owned subsidiary of Bank of America, a bank holding company that is also a financial holding company, we are subject to the oversight of, and inspection by, the Board of Governors of the Federal Reserve Board. If Bank of America does not comply with regulatory requirements applicable to banking institutions with respect to regulatory capital, capital ratios and liquidity and required increases in the foregoing, our liquidity would be adversely affected. In order to comply with such requirements, Bank of America may be required to liquidate company assets, among other actions. Our activities are limited to those that are permissible for Bank of America under applicable laws and regulations. As a financial holding company, Bank of America (directly or through its subsidiaries) may engage in activities that are “financial in nature.” Bank of America’s status as a financial holding company requires, among other conditions, that each of its subsidiary insured depository institutions be well-capitalized and well-managed. Failure to satisfy these conditions may result in the Federal Reserve Board limiting the activities of Bank of America, which thereby could restrict our current business activities, require divestiture of certain of our assets and operations or limit potential future strategic plans.